Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Lauro Roldan Cruz Membreno, Principal Executive, Financial and Accounting Officer of Mira Qon Corp. (the “Company”)), do hereby certify, to the best of my knowledge, that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company covered by the Report.

    This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: October 30, 2026	By:	/s/ Lauro Roldan Cruz Membreno
	Name:	Lauro Roldan Cruz Membreno
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)